The Ertz Law Group
www.ertzlawgroup.com

Exhibit 5.1

August 10, 2012

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE: Legal Opinion Pursuant to SEC Form S-1
C. Wolters Consultants, Inc. (the "Company"), a Nevada corporation

Ladies and Gentlemen:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the registration and proposed sale of up to 3,500,000 shares of Common Stock, par value $0.001 per share, which may be sold at a price of $0.03 per share, pursuant to a resolution of the Board of Directors dated January 14, 2012 authorizing such issuance.

I was not engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.